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    As filed with the Securities and Exchange Commission on December  13, 1995
                                                       Registration No. 33-72342
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            POST-EFFECTIVE AMENDMENT
                                     NO. 1
                                       TO
                                    FORM S-8

                             Registration Statement
                                     Under
                           The Securities Act of 1933

                           PATRICK PETROLEUM COMPANY
             (Exact name of registrant as specified in its charter)

             DELAWARE                                             38-2276752
   (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                            Identification No.)

 1300 CNB TOWER, 333 TEXAS STREET, SHREVEPORT, LOUISIANA 71101, (318) 429-2300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ROBERT J. SWISTOCK
                               301 W. Michigan Ave.
                                 Jackson, MI 49201
                                 (517) 787-6633
 (Name, address, including zip code, and telephone number, including area code of agent for service)

                                   Copies to:
                            John R. Thomas, Esquire
                Emens, Kegler, Brown, Hill & Ritter, Co., L.P.A.
                                 Capitol Square
                        65 East State Street, Suite 1800
                             Columbus, Ohio  43215
                           Telephone:  (614) 462-5400
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         As a result of a merger, the Registrant is no longer offering its securities pursuant to its stock option plans. Therefore, the Registrant hereby removes from registration the unsold securities registered pursuant to Registration No. 33-72342.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Michigan on the 13th day of December 1995.

                                           PATRICK PETROLEUM COMPANY


                                           By:    /s/   Robert J. Swistock
                                               ---------------------------------
                                                  Robert J. Swistock, Agent for
                                                  Service